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                                                                    EXHIBIT 10.6

                              METRIS COMPANIES INC.
                    LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                             As Amended and Restated
                          Effective as of May 11, 1999

1. Purpose of Plan.

     This Plan shall be known as the "METRIS COMPANIES INC. LONG-TERM INCENTIVE AND STOCK OPTION PLAN." The purpose of the Plan is to aid in maintaining and developing personnel capable of ensuring the future success of Metris Companies Inc., a Delaware corporation, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other long-term incentive awards as provided herein. Options granted under this Plan may be either Incentive Stock Options or Nonqualified Stock Options. Awards granted under this Plan may be stock appreciation rights, restricted stock or performance awards as hereinafter described. Capitalized terms used herein shall have the meanings assigned such terms in Section 2 hereof.

2. Definitions.

     The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

          (a) Agreement. The document which evidences the grant of any Award under this Plan and which sets forth the Award and the terms, conditions and provisions of, and restrictions relating such Award.

          (b) Award. Any award granted to a Participant under the Plan.

          (c) Board. The Board of Directors of the Company.

          (d) Code. The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

          (e) Company. Metris Companies Inc.

          (f) Committee. The Company's Compensation Committee or its successor.

          (g) Common Stock. The Company's common stock, par value $.01.

          (h) Fair Market Value. The closing price of a share of Common Stock the day before the date of determination of Fair Market Value on any exchange or automated quotation system upon which the Common Stock is listed or quoted, provided that if the Common Stock is listed on more than one exchange, then the Committee shall determine which exchange's price shall be used. If the Common Stock did not trade on such a date, the Committee may use the closing price that is most recent provided the Committee in good faith has determined that such price reflects the fair market value of the Common Stock. Notwithstanding the foregoing, if the Code shall specify a different method of determining fair market value for setting the exercise price of an Incentive Stock Option, than Fair Market Value for such purpose shall be determined as required by the Code. If on the date of determination of Fair Market Value, the Common Stock is not listed on an exchange or otherwise traded in an established securities market or the Committee has determined that the most recent closing price available does not reflect Fair Market Value, the Committee shall make a good faith determination of Fair Market Value from sources and information it deems relevant to such determination.

          (i) Incentive Stock Option. An incentive stock option as defined in
     Section 422 of the Code and designated by the Committee to be an incentive stock option.

          (j) Nonqualified Stock Option. A stock option which does not qualify as an Incentive Stock Option.

          (k) Option. Any Incentive Stock Option or Nonqualified Stock Option granted under the Plan.

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          (l) Performance Award. An Award made pursuant to Section 11 of this
     Plan.

          (m) Plan. The Metris Companies Long-Term Incentive and Stock Option Plan, as amended and restated effective May 11, 1999.

          (n) Restricted Stock. Awards of Common Stock made pursuant to Section 10 of the Plan.

          (o) SAR. A stock appreciation right granted pursuant to Section 9 of the Plan.

3. Stock Subject to Plan.

     Subject to the provisions of Section 16 hereof, the stock to be subject to options or other awards under the Plan shall be the Company's Common Stock. Subject to adjustment as provided in Section 16 hereof, 4,000,000 shares of Common Stock shall be available for issuance under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Options, free standing SARs, and outstanding Restricted Stock Awards or outstanding Performance Awards of Common Stock. To the extent that shares of Common Stock subject to an outstanding Option, (except to the extent that shares of Common Stock are issued or delivered by the Company in connection with the exercise of a tandem SAR), outstanding free standing SAR, or outstanding Restricted Stock Award or outstanding Performance Award of Common Stock are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an Award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such shares of Common Stock shall again be available under this Plan.

4. Administration of Plan.

     (a) The Plan shall be administered by the Committee which shall be a committee comprised of not less than two directors appointed from time to time by the Board of Directors. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation ("Rule 16b-3") and an "outside director" within the meaning of Section 162(m) of the Code.

     (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Stock covered by each option or award, (ii) to determine the individuals to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Stock or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to revoke, amend or modify the terms of any Award prior to delivery of an Agreement to the grantee and to amend or modify the terms of any Award with the consent of the grantee after the execution of an Agreement, (vii) to interpret the Plan,
(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option and award agreement under the Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under
Section 16 hereof to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

5. Eligibility.

     Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations within the meaning of Section 424(f) of the

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Code (herein called "subsidiaries"). Full or part-time employees, consultants or independent contractors to the Company or one of its subsidiaries shall be eligible to receive Nonqualified Stock Options and Awards. In determining the persons to whom Options and Awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an Option or Award under this Plan may be granted additional Options or Awards under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options granted after December 31, 1986, to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock
Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. Nothing in the Plan or in any Agreement hereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

6. Price.

     The exercise price for all Incentive Stock Options and all Nonqualified Stock Options and SAR's that are intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value per share of Common Stock at the date of grant of such Option. The exercise price for Nonqualified Stock Options granted under the Plan that are not intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code and, if applicable, the price for all Awards shall also be determined by the Committee.

7.  Term.

     Each Option and Award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Option or Award agreement. The Committee shall be under no duty to provide terms of like duration for Options or Awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of grant of such Option and the term of Options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such Option.

8. Exercise of Option or Award.

     (a) The Committee shall have full and complete authority to determine whether an Option or Award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the Option as the Committee may determine and specify in the Option or Award agreement.

     (b) The exercise of any Option or Award granted hereunder shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws and the shares of Common Stock to be issued are listed as required by any exchange or automated quotation system upon which the stock is traded or quoted. The Company shall not be required to make such listing if such listing contains conditions unacceptable to the Company..

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     (c) An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise. If a payment is required, it shall be made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, (i) by delivering certificates for Common Stock already owned by the optionee or grantee having a Fair Market Value as of the date of grant equal to the full purchase price of the shares, (ii) by delivering the optionee's or grantee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, (iii) a combination of cash, the optionee's or grantee's promissory note and such shares, or (iv) in cash by a broker-dealer acceptable to the Company to whom the optionee or grantee has submitted an irrevocable notice of exercise. The fair market value of such tendered shares shall be determined as provided in Section 5 hereof. The optionee's or grantee's promissory note shall be a full recourse liability of the optionee and may, at the discretion of the Committee, be secured by a pledge of the shares being purchased. Such payment shall be made at the time required by the Committee but in no event later than delivery of any shares of Common Stock hereunder. Such payment shall be made at the time required by the Committee but in no event later than delivery of any shares of Common Stock hereunder. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

     (d) The Committee may grant "restoration" options, separately or together with another option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 or any other applicable law, the optionee would be granted a new option when the payment of the exercise price of the option to which such "restoration" option relates is made by the delivery of shares of Common Stock owned by the optionee, as described in subsection (c) above, which new option would be an option to purchase the number of shares not exceeding the sum of (a) the number of shares of Common Stock tendered as payment upon the exercise of the option to which such "restoration" option relates and (b) the number of shares of Common Stock, if any, tendered as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the option to which such "restoration" option relates, as described in Section 12 hereof. "Restoration" options may be granted with respect to options previously granted under this Plan or any prior stock option plan of the Company, and may be granted in connection with any option granted under this Plan at the time of such grant. The purchase price of the Common Stock under each such new option, and the other terms and conditions of such option, shall be determined by the Committee consistent with the provisions of the Plan.

9. Stock Appreciation Rights.

     (a) Grant. At the time of grant of an option or award under the Plan (or at any other time), the Committee, in its discretion, may grant a stock appreciation right ("SAR") evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

     (b) Exercise. An SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the "SAR exercise amount" (hereinafter defined) the holder thereof requests be paid in cash and what portion, if any, is to be paid in Common Stock of the Company. The Committee promptly shall cause to be paid to such holder the "SAR exercise amount" either in cash, in Common Stock of the Company, or any combination of cash and shares as may be requested by the holder of the SAR and approved by the Committee in its sole and absolute discretion. The "SAR exercise amount" is the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised.

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     (c) Tandem Grants. If SARs are granted in tandem with an Option, the exercise of the Option shall cause a proportional reduction in SARs standing to a grantee's credit which were granted in tandem with the Option; and the payment of SARs shall cause a proportional reduction of the shares of Common Stock subject to the Option. If SARs are granted in tandem with an Incentive Stock Option, the SARS shall have such terms and condition as shall be required for the Incentive Stock Option to qualify as an Incentive Stock Option.

10. Restricted Stock Awards.

     Awards of Common Stock subject to forfeiture and transfer restrictions may be granted by the Committee. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

     (a) Grant of Restricted Stock Awards. Each restricted stock award made under the Plan shall be for such number of shares of Common Stock as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Stock to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

     (b) Delivery of Common Stock and Restrictions. At the time of a restricted stock award, a certificate representing the number of shares of Common Stock awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Stock, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Stock; (ii) none of such shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Stock shall be forfeited and all rights of the grantee to such Common Stock shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company or any subsidiary of the Company for the entire restricted period in relation to which such Common Stock was granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Stock subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Stock.

     (c) Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Stock subject thereto, and a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his beneficiary or estate, as the case may be. If the Common Stock is traded on a securities exchange, the Company shall not be required to deliver such certificates until such shares have been admitted for trading on such securities exchange.

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11. Performance Awards.

     The Committee is further authorized to grant Performance Awards. Subject to the terms of this Plan and any applicable award agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Common Stock (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan, any applicable award agreement, or as required to constitute "qualified performance-based compensation" under Section 162(m) of the Code, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made by the grantee and by the Company under any Performance Award shall be determined by the Committee. For Awards that are to be "qualified performance-based compensation" pursuant to Section 162(m) of the Code, the Committee shall set performance goals based on for one or more of the following business criteria: consolidated pre tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow, return on equity, return on net assets employed or earnings per share for the applicable performance period, all as computed in accordance with generally accepted accounting principles in effect.

12. Income Tax Withholding.

     In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, may permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a Fair Market Value equal to such taxes or (ii) delivering to the Company Common Stock other than the shares issueable upon exercise of such option or award with a fair market value equal to such taxes.

13.  Additional Restrictions.

     (a) The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired upon exercise of any of the Options or Awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's or grantee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such Options or Awards.

     (b) No person, who is an employee of the Company at the time of grant, may be granted any award or awards payable in shares or otherwise, the value of which is based solely on an increase in the value of the Common Stock after the date of grant of such awards, for more than 675,000 shares, in the aggregate, in any one calendar year period, or, for cash awards not tied to shares, for more than $6,000,000, in the aggregate, in any three calendar year period. The foregoing limitations specifically include the grant of any awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

14. Ten Percent Shareholder Rule.

     Notwithstanding any other provision in the Plan, if at the time an Incentive Stock Option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Stock determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

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15. Non-Transferability.

     Except as otherwise determined by the Committee or in an option or award agreement, no Option or Award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent and distribution and during the lifetime of an optionee or grantee, the Option or Award shall be exercisable only by such optionee or grantee. Notwithstanding the foregoing, no Incentive Stock Option shall be transferable by an optionee otherwise than by will or the laws of descent or distribution.

16. Dilution or Other Adjustments.

     If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding Options and Awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding Options and Awards and the amount payable upon exercise of outstanding Awards, in order to prevent dilution or enlargement of Option or Award rights.

17. Amendment or Discontinuance of Plan.

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an option or award agreement or in the Plan:

     (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provisions of the Plan or any option or award agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

          (i) would violate the rules or regulations of the National Association of Securities Dealers, Inc. or The Nasdaq stock market or any other securities exchange that are applicable to the Company; or

          (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

     (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Option or Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Option or Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

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     (c) Correction of Defects, Omissions and Inconsistencies. The Committee may
correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option or award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

18. Time of Granting.

     The effective date of any grant of an Award shall be the date of the Committee action granting such Award provided that within a reasonable time thereafter a definitive Agreement is delivered to the grantee and executed by the grantee.

19. Section 16(b) Compliance.

     The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other participants.

20. Effective Date and Termination of Plan.

     (a) The Plan shall be submitted to the shareholders of the Company for their approval and adoption.

     (b) Unless the Plan shall have been discontinued as provided in Section 16 hereof, the Plan shall terminate March 19, 2009. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any Option or Award theretofore granted.

21. Governing Law.

     The place of administration of the Plan and each Agreement shall be in the State of Minnesota. The corporate law of the Company's state of incorporation shall govern issues related to the validity and issuance of shares of the Common Stock. Otherwise, this Plan and each Agreement shall be construed and administered in accordance with the laws of the State of Minnesota.

22. Fractional Shares.

     The Company shall not be required to issue or deliver any fractional share of Common Stock hereunder but may pay, in lieu thereof, an amount in cash equal to the Fair Market Value of such fractional share.

23. Unfunded Status of Plan

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Neither the Company nor any subsidiary shall be required to segregate any assets that may be represented by Awards, and neither the Company nor any subsidiary shall be deemed to be a trustee of any amounts to be paid under an Award. Any liability of the Company to pay any grantee of an Award hereunder with respect to such Award shall be based solely upon contractual obligations created pursuant to the Agreement with the grantee and the Plan; no such obligation shall be deemed to be secured by any pledge or encumbrance on any property of the Company or its subsidiaries.

24. Headings.

     Headings contained in the Plan and any Agreement are included for convenience only, and they shall not be construed as a part of the Plan or Agreement or in any respect affecting or modifying its provisions.

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